Exhibit 99.1

NEWS RELEASE

NETGEAR® REPORTS SECOND QUARTER 2020 RESULTS

Delivers Double Digit Revenue Growth to $280 million

Expects Strong Demand Trend to Continue in 2H2020

SAN JOSE, California – July 22, 2020 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative networking and Internet connected products to consumers and businesses, today reported financial results for the second quarter ended June 28, 2020.

•	Second quarter 2020 net revenue of $280.1 million, an increase of 21.3% from the comparable prior year quarter.
•	Second quarter 2020 GAAP operating income of $8.9 million, or 3.2% of net revenue, as compared to operating income of $0.3 million, or 0.1% of net revenue, in the comparable prior year quarter.
◦	Second quarter 2020 non-GAAP operating income of $21.0 million, or 7.5% of net revenue, as compared to $10.0 million, or 4.4% of net revenue in the comparable prior year quarter.
•	Second quarter 2020 GAAP net income per diluted share of $0.20, as compared to $0.03 in the comparable prior year quarter.
◦	Second quarter 2020 non-GAAP net income per diluted share of $0.54, as compared to $0.28 in the comparable prior year quarter.

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “The NETGEAR team navigated challenging conditions to accommodate the robust end demand we saw during the quarter, all while working remotely.  Driven by the CHP side of the business, we achieved revenue growth of 21% and more than doubled our operating profit over the prior year. The surge in demand that began in March continued throughout the entire quarter and resulted in strong growth in both the retail and service provider channels for the CHP business. The work-from-home transition taking place worldwide is driving the adoption of high performance WiFi at home as an indispensable necessity and, as the leader in WiFi 6 technology, we stand well positioned to enable this new reality.  In conjunction with the increased penetration of high-end WiFi 6 mesh systems and routers into the market, we accelerated the acquisition of new service subscribers, particularly in cybersecurity protection and parental control services, growing our paid subscriber base 28% sequentially and putting us on a trajectory to exceed our goal of doubling our subscriber count in 2020.”

Mr. Lo continued, “As many employees continue to work from home today, companies are growing increasingly confident that their workforce can be productive remotely and are beginning to measure the positive aspects of remote work. This is driving a consensus that remote work will be a larger part of the landscape even as the pandemic eventually eases.  As a result, we see strong demand for high performance home WiFi continuing to fuel our revenue growth at least through the rest of this year. While providing an unexpected tailwind for CHP, the pandemic has at the same time created a headwind for SMB. That said, our SMB business benefited from the opportunity to drive sales of more sophisticated home office setups, including low port count switches and commercial grade WiFi. Within SMB, we continue to see success in our ProAV business and expect it to grow during the next two quarters. Nevertheless, uncertainty still exists in our SMB business as reopening plans in some economies have stalled, or even taken steps backwards, as is the case in the United States. Unhindered by remote work, our teams continued to deliver important new products to the market, including another WiFi 6 Orbi mesh product and two new POE+ switches. Our 5G mobile hotspots shipped in material volume in Q2, and we see the expanded use of mobile hotspots continuing in the second half as people increasingly take to the road or seek more flexible WiFi solutions, and as more schools equip underprivileged students with hotspots to provide high speed WiFi access for remote learning.”

Bryan Murray, Chief Financial Officer of NETGEAR, added, “We had another quarter of strong cash flow, generating $63.2 million in cash from operations in the second quarter. Additionally, in Q2, we repurchased approximately 315,000 shares of common stock for $7.5 million. Although the full economic impact and duration of the current pandemic remain unclear, we believe we are well positioned to serve the demand trends we are currently seeing in the marketplace. Preserving strong liquidity and generating cash are paramount during these uncertain times, and we are confident in our ability to do so through the remainder of this year.”

Business Outlook

Mr. Murray continued, “While we are confident in the ongoing strength of end market demand for home networks, there is still considerable uncertainty around the slowing or reversals of re-openings, new waves of Covid-19 and by extension the speed of the economic recovery worldwide in the second half of 2020. This makes our most profitable business, SMB, difficult to forecast, and heightens the risk of supply chain disruption. Given this, we feel it is prudent to continue to suspend our practice of giving guidance for Q3 and full year 2020.”

Investor Conference Call / Webcast Details

NETGEAR will review the second quarter results and discuss management's expectations for the third quarter of 2020 today, Wednesday, July 22, 2020 at 5 p.m. ET (2 p.m. PT). The toll free dial-in number for the live audio call is (844) 709-2008. The international dial-in number for the live audio call is (647) 253-8663. The conference ID for the call is 1778426. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.

NETGEAR (NASDAQ: NTGR) has pioneered advanced networking technologies for homes, businesses, and service providers around the world since 1996 and leads the industry with a broad range of award-winning products designed to simplify and improve people’s lives. By enabling people to collaborate and connect to a world of information and entertainment, NETGEAR is dedicated to delivering innovative and advanced connected solutions ranging from mobile and cloud-based services for enhanced control and security, to smart networking products, video over Ethernet for Pro AV applications, easy-to-use WiFi solutions and performance gaming routers to enhance online game play. NETGEAR products are sold in approximately 25,000 retail locations around the globe, and through approximately 19,000 value-added resellers, as well as multiple major cable, mobile and wireline service providers around the world. The company's headquarters are in San Jose, Calif., with additional offices in approximately 20 countries. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2020 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders.  The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

NETGEAR Investor Relations

Erik Bylin

investors@netgear.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: NETGEAR’s future operating performance and financial condition, including expectations regarding continued profitability and cash generation; expectations regarding the timing, distribution, sales momentum and market acceptance of recent and anticipated new product introductions that position the Company for growth and market share gain; and expectations regarding NETGEAR's paid subscriber base growth, registered users and registered app users and their effect on NETGEAR's paid subscriber base. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: uncertainty surrounding the duration and impact of the global COVID-19 pandemic; future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to grow its number of registered users and/or registered app users; the Company may be unable to grow its paid subscriber base; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors” in the Company's quarterly report on Form 10-Q for the fiscal quarter ended March 29, 2020, filed with the Securities and Exchange Commission on May 1, 2020. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP other operating expenses, net, non-GAAP total operating expenses, non-GAAP operating income, non-GAAP operating margin, Non-GAAP other income (expense), net, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude adjustments for amortization of intangibles, stock-based compensation expense, separation expense, change in fair value of contingent consideration, restructuring and other charges, litigation reserves, net, gain/loss on investments, net, and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of our on-going operating results;

•	the ability to better identify trends in our underlying business and perform related trend analyses;
•	a better understanding of how management plans and measures our underlying business; and
•	an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: separation expense, change in fair value of contingent consideration, restructuring and other charges, litigation reserves, net, and gain/loss on investments, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Tax effects consist of the various above adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: NETGEAR-F

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	As of
	June 28, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$252,633	$190,208
Short-term investments	5,919	5,499
Accounts receivable, net	277,490	277,168
Inventories	150,585	235,489
Prepaid expenses and other current assets	34,655	35,745
Total current assets	721,282	744,109
Property and equipment, net	15,536	17,683
Operating lease right-of-use assets, net	31,774	28,917
Intangibles, net	6,915	10,104
Goodwill	80,721	80,721
Other non-current assets	72,743	74,279
Total assets	$928,971	$955,813

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$76,086	$80,531
Accrued employee compensation	22,793	20,024
Other accrued liabilities	163,079	189,547
Deferred revenue	8,171	6,450
Income taxes payable	805	1,839
Total current liabilities	270,934	298,391
Non-current income taxes payable	15,505	15,307
Non-current operating lease liabilities	27,749	25,434
Other non-current liabilities	8,637	7,988
Total liabilities	322,825	347,120
Stockholders’ equity:
Common stock	30	30
Additional paid-in capital	853,137	831,365
Accumulated other comprehensive income	7	21
Accumulated deficit	(247,028)	(222,723)
Total stockholders’ equity	606,146	608,693
Total liabilities and stockholders’ equity	$928,971	$955,813

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and percentage data)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 28, 2020	March 29, 2020	June 30, 2019	June 28, 2020	June 30, 2019

Net revenue	$280,052	$229,963	$230,852	$510,015	$479,934
Cost of revenue	198,751	163,722	165,407	362,473	332,481
Gross profit	81,301	66,241	65,445	147,542	147,453
Gross margin	29.0%	28.8%	28.3%	28.9%	30.7%
Operating expenses:
Research and development	21,144	19,739	18,814	40,883	37,646
Sales and marketing	34,384	33,031	34,541	67,415	70,396
General and administrative	15,481	13,134	10,463	28,615	23,580
Other operating expenses (income), net	1,425	(332)	1,301	1,093	1,497
Total operating expenses	72,434	65,572	65,119	138,006	133,119
Income from operations	8,867	669	326	9,536	14,334
Operating margin	3.2%	0.3%	0.1%	1.9%	3.0%
Interest income, net	49	262	782	311	1,483
Other income (expense), net	314	(4,586)	487	(4,272)	828
Income (loss) before income taxes	9,230	(3,655)	1,595	5,575	16,645
Provision for income taxes	3,247	518	756	3,765	2,963
Net income (loss)	$5,983	$(4,173)	$839	$1,810	$13,682

Net income (loss) per share:
Basic	$0.20	$(0.14)	$0.03	$0.06	$0.44
Diluted	$0.20	$(0.14)	$0.03	$0.06	$0.42

Weighted average shares used to compute net income (loss) per share:
Basic	29,617	29,583	31,246	29,608	31,365
Diluted	30,070	29,583	32,112	30,079	32,518

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Six Months Ended
	June 28, 2020	March 29, 2020	June 30, 2019	June 28, 2020	June 30, 2019

GAAP gross profit	$81,301	$66,241	$65,445	$147,542	$147,453
GAAP gross margin	29.0%	28.8%	28.3%	28.9%	30.7%
Amortization of intangibles	179	178	178	357	357
Stock-based compensation expense	1,501	705	755	2,206	1,423
Non-GAAP gross profit	$82,981	$67,124	$66,378	$150,105	$149,233
Non-GAAP gross margin	29.6%	29.2%	28.8%	29.4%	31.1%

GAAP research and development	$21,144	$19,739	$18,814	$40,883	$37,646
Stock-based compensation expense	(1,707)	(1,034)	(1,288)	(2,741)	(2,480)
Non-GAAP research and development	$19,437	$18,705	$17,526	$38,142	$35,166

GAAP sales and marketing	$34,384	$33,031	$34,541	$67,415	$70,396
Amortization of intangibles	(1,340)	(1,341)	(1,504)	(2,681)	(3,335)
Stock-based compensation expense	(1,890)	(1,779)	(2,085)	(3,669)	(4,126)
Non-GAAP sales and marketing	$31,154	$29,911	$30,952	$61,065	$62,935

GAAP general and administrative	$15,481	$13,134	$10,463	$28,615	$23,580
Stock-based compensation expense	(4,074)	(2,818)	(2,611)	(6,892)	(5,168)
Non-GAAP general and administrative	$11,407	$10,316	$7,852	$21,723	$18,412

GAAP other operating expenses (income), net	$1,425	$(332)	$1,301	$1,093	$1,497
Separation expense	—	—	—	—	(264)
Change in fair value of contingent consideration	(311)	222	—	(89)	—
Restructuring and other charges	(1,117)	135	(1,291)	(982)	(1,223)
Litigation reserves, net	3	(25)	(10)	(22)	(10)
Non-GAAP other operating expenses, net	$—	$—	$—	$—	$—

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Six Months Ended
	June 28, 2020	March 29, 2020	June 30, 2019	June 28, 2020	June 30, 2019

GAAP total operating expenses	$72,434	$65,572	$65,119	$138,006	$133,119
Amortization of intangibles	(1,340)	(1,341)	(1,504)	(2,681)	(3,335)
Stock-based compensation expense	(7,671)	(5,631)	(5,984)	(13,302)	(11,774)
Separation expense	—	—	—	—	(264)
Change in fair value of contingent consideration	(311)	222	—	(89)	—
Restructuring and other charges	(1,117)	135	(1,291)	(982)	(1,223)
Litigation reserves, net	3	(25)	(10)	(22)	(10)
Non-GAAP total operating expenses	$61,998	$58,932	$56,330	$120,930	$116,513

GAAP operating income	$8,867	$669	$326	$9,536	$14,334
GAAP operating margin	3.2%	0.3%	0.1%	1.9%	3.0%
Amortization of intangibles	1,519	1,519	1,682	3,038	3,692
Stock-based compensation expense	9,172	6,336	6,739	15,508	13,197
Separation expense	—	—	—	—	264
Change in fair value of contingent consideration	311	(222)	—	89	—
Restructuring and other charges	1,117	(135)	1,291	982	1,223
Litigation reserves, net	(3)	25	10	22	10
Non-GAAP operating income	$20,983	$8,192	$10,048	$29,175	$32,720
Non-GAAP operating margin	7.5%	3.6%	4.4%	5.7%	6.8%

GAAP other income (expense), net	$314	$(4,586)	$487	$(4,272)	$828
Gain/loss on investments, net	—	4,530	—	4,530	—
Non-GAAP other income (expense), net	$314	$(56)	$487	$258	$828

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Six Months Ended
	June 28, 2020	March 29, 2020	June 30, 2019	June 28, 2020	June 30, 2019

GAAP net income (loss)	$5,983	$(4,173)	$839	$1,810	$13,682
Amortization of intangibles	1,519	1,519	1,682	3,038	3,692
Stock-based compensation expense	9,172	6,336	6,739	15,508	13,197
Separation expense	—	—	—	—	264
Change in fair value of contingent consideration	311	(222)	—	89	—
Restructuring and other charges	1,117	(135)	1,291	982	1,223
Litigation reserves, net	(3)	25	10	22	10
Gain/loss on investments, net	—	4,530	—	4,530	—
Tax effects of above non-GAAP adjustments	(1,778)	(1,511)	(1,707)	(3,289)	(3,413)
Non-GAAP net income	$16,321	$6,369	$8,854	$22,690	$28,655

NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net income (loss) per diluted share	$0.20	$(0.14)	$0.03	$0.06	$0.42
Amortization of intangibles	0.05	0.05	0.05	0.10	0.11
Stock-based compensation expense	0.31	0.21	0.21	0.52	0.41
Separation expense	—	—	—	—	0.01
Change in fair value of contingent consideration	0.01	(0.01)	—	0.00	—
Restructuring and other charges	0.04	(0.00)	0.04	0.03	0.04
Litigation reserves, net	(0.00)	0.00	0.00	0.00	0.00
Gain/loss on investments, net	—	0.15	—	0.15	—
Tax effects of above non-GAAP adjustments	(0.07)	(0.05)	(0.05)	(0.11)	(0.11)
Non-GAAP net income per diluted share [1]	$0.54	$0.21	$0.28	$0.75	$0.88

Shares used in computing GAAP net income (loss) per diluted share	30,070	29,583	32,112	30,079	32,518
Shares used in computing non-GAAP net income per diluted share	30,070	30,045	32,112	30,079	32,518

1 The per share reconciliation of GAAP to non-GAAP may not aggregate due to both calculations utilizing a different share basis. The GAAP net loss per diluted share calculation uses a lower share count as it excludes potentially dilutive shares included in the non-GAAP net income per diluted share calculation.

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)

(Unaudited)

	Three Months Ended
	June 28, 2020	March 29, 2020	December 31, 2019	September 29, 2019	June 30, 2019

Cash, cash equivalents and short-term investments	$258,552	$209,714	$195,707	$171,917	$218,311
Cash, cash equivalents and short-term investments per diluted share	$8.60	$6.98	$6.35	$5.40	$6.80

Accounts receivable, net	$277,490	$257,582	$277,168	$248,070	$238,635
Days sales outstanding (DSO)	90	100	102	85	94

Inventories	$150,585	$180,602	$235,489	$275,584	$276,316
Ending inventory turns	5.3	3.6	3.1	2.7	2.4

Weeks of channel inventory:
U.S. retail channel	6.4	7.0	8.0	8.6	10.6
U.S. distribution channel	4.2	5.7	4.5	5.4	5.5
EMEA distribution channel	4.7	6.7	5.9	5.8	4.6
APAC distribution channel	11.9	8.3	9.6	7.8	7.4

Deferred revenue (current and non-current)	$10,792	$8,963	$8,511	$7,712	$12,047

Headcount	788	797	809	802	824
Non-GAAP diluted shares	30,070	30,045	30,800	31,819	32,112

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Six Months Ended
	June 28, 2020		March 29, 2020		June 30, 2019		June 28, 2020		June 30, 2019

Americas	$202,246	72%	$158,190	69%	$157,170	68%	$360,436	70%	$305,199	63%
EMEA	48,359	17%	42,148	18%	43,091	19%	90,507	18%	100,054	21%
APAC	29,447	11%	29,625	13%	30,591	13%	59,072	12%	74,681	16%
Total	$280,052	100%	$229,963	100%	$230,852	100%	$510,015	100%	$479,934	100%

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

(In thousands)

(Unaudited)

NET REVENUE BY SEGMENT

	Three Months Ended			Six Months Ended
	June 28, 2020	March 29, 2020	June 30, 2019	June 28, 2020	June 30, 2019

Connected Home	$230,017	$164,663	$167,495	$394,680	$336,860
SMB	50,035	65,300	63,357	115,335	143,074
Total net revenue	$280,052	$229,963	$230,852	$510,015	$479,934

SERVICE PROVIDER NET REVENUE

	Three Months Ended			Six Months Ended
	June 28, 2020	March 29, 2020	June 30, 2019	June 28, 2020	June 30, 2019

Connected Home	$44,152	$26,687	$26,901	$70,839	$63,719
SMB	871	797	922	1,668	2,398
Total service provider net revenue	$45,023	$27,484	$27,823	$72,507	$66,117